Exhibit 4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND A WARRANT
TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

of

RETICULATE MICRO, INC.

This Subscription Agreement relates to my/our agreement to purchase ________ units (the “Units”), with each Unit consisting of one share of class A common stock, $0.001 par value per share (the “Class A Common Stock”), and one Class A Common Stock purchase warrant to purchase one share of our Class A Common Stock, to be issued by Reticulate Micro, Inc., a Nevada corporation (the “Company”), for a purchase price of $3.50 per Unit, for a total purchase price of $___________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the final offering circular for the sale of the Units, dated [*], 2024 contained in the offering statement on Form 1-A declared “qualified” by the Securities and Exchange Commission (the “SEC”) on [*], 2024 (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

Simultaneously with or subsequent to the execution and delivery hereof, if I have an account with FlashFunders (“FlashFunders”), the online subscription processing platform of Sutter Securities Group, Inc., an affiliate of Boustead Securities, LLC (“Boustead”), I am authorizing Boustead to debit funds equal to the amount of the Subscription Price from my account at FlashFunders, in the amount of my Subscription Price, provided that if my broker-dealer or Boustead has arranged to facilitate the funding of the Subscription Price to the escrow account (as described below) or through a clearing agent, then I agree to deliver the funds for the Subscription Price pursuant to the instructions provided by such clearing agent, such broker-dealer or Boustead. I understand that if I wish to purchase Units, I must complete this Subscription Agreement and, if I have an account with FlashFunders, have sufficient funds in my account at the time of the execution and delivery of this Subscription Agreement; or, if I do not maintain an account with FlashFunders, submit the applicable Subscription Price as set forth herein. Subscription funds submitted by investors who do not have an account with FlashFunders will be held by and at an FDIC insured bank in compliance with SEC Rule 15c2-4, with funds released to the Company at closing, as described in the Offering Circular. The escrow account will be maintained by Sutter Securities Inc. as escrow agent. In the event that the offering is terminated, then the Units will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow without interest or deduction. If any portion of the Units is not sold in the offering, any funds paid by me for such portion of the Units will be returned to me promptly; or, if I have an account with FlashFunders, funds for such unsold Units will not be debited from my account at closing.

In order to induce the Company to accept this Subscription Agreement for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐	Individual	☐	Joint	☐	Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)
Name:	Name:

Social Security/Tax ID Number:	Social Security/Tax ID Number:

Street Address:	Street Address:

City:	City:

State:	State:

Postal Code:	Postal Code:

Country:	Country:

Phone Number:	Phone Number:

Email Address:	Email Address:

3. Investor Eligibility Certifications

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or, unless the securities issued in the offering initially trade on a national securities exchange, I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because:

☐ Either (i) the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater or (ii) the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater.

☐ I am an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds maintained in my account at FlashFunders or transmitted herewith shall either not be debited from my account at FlashFunders or be returned to the undersigned in full, without interest or deduction.

5. I have received the Offering Circular.

6. I accept the terms of the Articles of Incorporation of the Company, as amended.

7. I am purchasing the Units for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

9. Market Stand-Off. In connection with any exchange listed, underwritten public offering by the Company of its equity securities pursuant to an effective registration statement (or qualified offering statement) filed under the Securities Act, including the Company’s initial public offering, the undersigned shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Class A Common Stock without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus (or offering circular) for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. In addition, if requested by the Company or the underwriter, the undersigned shall provide, within 10 days of such request, such information as may be required by the Company or such underwriter in connection with the completion of any public offering of the Company’s securities pursuant to a registration (or offering) statement filed under the Securities Act. The obligations described in this Section 9 shall not apply to a registration statement relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

10. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include signing this Subscription Agreement below by typing in my name, with the underlying software recording my IP address, my browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both me and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from Boustead. I hereby consent and agree that electronically signing this Subscription Agreement constitutes my signature, acceptance and agreement as if actually signed by me in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature, and that the lack of such certification or third party verification will not in any way affect the enforceability of my signature or resulting contract between the undersigned. I understand and agree that my e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by me. I agree my electronic signature is the legal equivalent of my manual signature on this Subscription Agreement and I consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, the undersigned each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to me, and if I desire physical documents then I agree to be satisfied by directly and personally printing, at my own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that I desire.

11. Delivery Instructions. If purchased through FlashFunders or a clearing firm then Units will be retained in my brokerage account. On closing I will receive a notice of my holdings from my broker. If purchased through the escrow account then all Units will be retained at the transfer agent in book entry. On closing I will receive a notice of my holdings delivered to the address of record above.

12. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT BUT NOT INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

13. Client Relationship Summary. The below client relationship summaries provide details about brokerage and advisory services, fees, and other important information:

●	Boustead Securities, LLC is registered with the SEC as a broker-dealer. For Boustead Securities, LLC, please review the information prior to submitting this Subscription Agreement at https://www.boustead1828.com/form-crs-reg-bi.

●	Digital Offering, LLC is registered with the SEC as a broker-dealer. For Digital Offering, LLC, please review the information prior to submitting this Subscription Agreement at Digital Offering Reg BI Disclosure.

I acknowledge that I have reviewed the client relationship summary for each of Boustead Securities, LLC and Digital Offering, LLC at the links provided above.

Consent is Hereby Given: By signing this Subscription Agreement electronically, I am explicitly agreeing to receive documents electronically including my copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber:	Issuer:

Name:	Name:	Joshua Cryer
Email:	Company:	Reticulate Micro, Inc.
Date:	Title:	Chief Executive Officer

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